Exhibit 5.1

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Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

24 January 2019

Mereo BioPharma Group plc

4th Floor

One Cavendish Place

London W1G 0QF

United Kingdom

Ladies and Gentlemen

Mereo BioPharma Group plc (the “Company”) – Registration Statement on Form F-4

We have acted as advisers as to English law to the Company, a public limited company incorporated under the laws of England and Wales with company number 09481161, in connection with its preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form F-4 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of new ordinary shares of £0.003 each in the capital of the Company (such ordinary shares, the “New Shares”) to be issued by the Company pursuant to the merger contemplated by the agreement and plan of merger and reorganization dated 5 December 2018 between the Company, Mereo US Holdings Inc., Mereo Mergerco One Inc. and Oncomed Pharmaceuticals, Inc. (the “Merger Agreement”).

Scope

This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any system of law other than English law as currently applied by the English courts. In particular, we express no opinion on European Union law as it applies to any jurisdiction other than England and Wales. To the extent that the laws of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

By accepting this opinion you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim arising out of or in connection with this opinion or its formation, including without limitation, (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion and (ii) any non-contractual obligations arising out of or in connection with this opinion.

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York,

USA and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.

Mereo BioPharma Group plc	2	24 January 2019

We assume no obligation to notify you of any future changes in law, which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

Opinion

On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that the New Shares will be duly and validly issued and non-assessable if and when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the New Shares shall have been issued against receipt of the consideration therefor, in accordance with the Merger Agreement and the Articles, and (iii) valid entries in the books and registers of the Company have been made.

For the purposes of this opinion, the term “non-assessable” in relation to the New Shares, which has no recognised meaning in English law, means that, under the Companies Act 2006 (as amended), the Articles and any resolution taken under the Articles approving the issue of the New Shares, no holder of such New Shares is liable, by reason solely of being a holder of such New Shares, for additional payments or calls for further funds by the Company or any other person.

General

This opinion is addressed to you in relation to the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to Davis Polk & Wardwell London LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Capitalised terms used in this opinion shall, unless otherwise defined, have the meaning given to them in the Schedules to this opinion.

Yours faithfully

/s/ Davis Polk & Wardwell London LLP

Mereo BioPharma Group plc	3	24 January 2019

SCHEDULE 1

DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the following documents:

1.	a copy of the executed New York law governed Merger Agreement;

2.	a certificate from the general counsel and secretary of the Company dated 24 January 2019 (the “Certificate”) having attached to it:

(a)	a copy of the certificate of incorporation of the Company, certified to be a true and correct copy;

(b)	a copy of the certificate of incorporation on re-registration as a public limited company of the Company, certified to be a true and correct copy;

(c)

a copy of the articles of association of the Company, certified to be a true and correct copy as at the date and time of authorisation and execution of the Merger Agreement and as at the date hereof (the “Articles”);

(d)	a copy of the written resolutions passed by the shareholders of the Company dated 2 June 2016, certified to be a true and correct copy; and

3.	a copy of the Registration Statement to be filed under the Securities Act on 24 January 2019.

Except as stated above we have not examined any contracts, instruments or other documents or any corporate records of any party and have not made any other enquiries, other than the Company Search and the Central Registry Search.

Mereo BioPharma Group plc	4	24 January 2019

SCHEDULE 2

ASSUMPTIONS

For the purposes of this opinion, we have assumed:

1.	all documents submitted to us as originals are authentic and complete;

2.

all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

3.	all signatures, stamps and seals on all documents that we reviewed are genuine;

4.	the capacity, power and authority to execute, deliver and perform each of the documents listed in Schedule 1 to this opinion by or on behalf of each of the parties to such documents;

5.

none of the documents examined by us has been amended or modified in any way, and there are no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 1 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;

6.

the Merger Agreement is valid and binding on each party to it under the laws of the State of New York and that the words and phrases used in the Merger Agreement have the same meaning and effect as they would have if it were governed by English law;

7.

each of the statements contained in the Certificate is true and correct as at the date of the Certificate and as at the date hereof and will be as at the time of the allotment and issue of the New Shares;

8.

that a meeting of the board of directors of the Company or a duly authorised and constituted committee thereof has been or will be duly convened and held, prior to the allotment and issue of the New Shares, at which it will be resolved to allot and issue the New Shares and the directors of the Company, in authorising the allotment and issue of the New Shares, will exercise their powers in accordance with their duties under all applicable laws, the Articles and the obligations of the Company under the Merger Agreement;

9.

the aggregate nominal value of the New Shares to be allotted and issued in connection with the Merger Agreement will not be greater than the aggregate nominal value remaining available for allotment and issue pursuant to the written resolutions passed by the shareholders of the Company referred to in paragraph 2(d) of Schedule 1 to this opinion;

10.

the information revealed by our search of the entries shown on the Companies House Direct online service on 24 January 2019 with respect to the Company (the “Company Search”) (i) was accurate in all respects and has not since the time of such search been altered, and (ii) was complete and included all relevant information which should properly have been submitted to the Registrar of Companies;

11.

the information revealed by the results of a telephone search with the Companies Court in London of the Central Registry of Winding Up Petitions on 24 January 2019 with respect to the Company (the “Central Registry Search”) was accurate in all respects and has not since the time of such enquiry been altered;

Mereo BioPharma Group plc	5	24 January 2019

12.

each person who is a party to the Merger Agreement has complied and will continue to comply with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions and human rights laws and regulations and that the performance and enforcement of the Merger Agreement is consistent therewith; and

13.

the Company has complied with and will comply with all applicable provisions of Regulation (EU) No 596/2014 on market abuse (“MAR”), the Financial Services and Markets Act 2000, as amended (“FSMA”) and the Financial Services Act 2012 (the “FSA”) and any regulations made under MAR, the FSMA and the FSA with respect to anything done or to be done by it in connection with the New Shares, any of the documents listed in Schedule 1 to this opinion or the Merger Agreement in, from, or otherwise involving the United Kingdom including, without limitation, Article 14 (prohibition of insider dealing etc.) and Article 15 (prohibition of market manipulation) of MAR, section 19 (the general prohibition) and section 21 (restrictions on financial promotion) of the FSMA, and section 89 (misleading statements), section 90 (misleading impressions) and section 91 (misleading statements etc in relation to benchmarks) of the FSA.

Mereo BioPharma Group plc	6	24 January 2019

SCHEDULE 3

QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.

the Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

2.

the Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted;

3.

this opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors;

4.

we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement or any other document referred to therein, or that no material facts have been omitted therefrom; and

5.

we express no opinion as to whether the Registration Statement (or any part of it) contains all the information required to be contained in it or whether the persons responsible for the Registration Statement have discharged their obligations thereunder.